                  AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

                  This Amendment No. 4 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of June 28, 2000 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    AGREEMENT

                  Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 14.2 of the Loan Agreement, agree as follows:

                  1. SECTION 1.01 - DEFINED TERMS. The following defined term is hereby added to the Loan Agreement:

                                    "SENIOR PARENT UNSECURED INDEBTEDNESS" means
                           Indebtedness of Parent which is (a) not secured by any Lien on, or Right of Others with respect to, the assets or other Property of Parent or any of its Subsidiaries, (b) does not have any principal or sinking fund payment due prior to December 31, 2006 and (c) is issued pursuant to a governing agreement that contains representations, warranties, covenants, change of control provisions, events of default and other provisions substantially similar to those in this Agreement or determined by the Requisite Lenders (in exercise of their reasonable judgment from the perspective of a secured lender) to be not more favorable to the holders of such Indebtedness than those contained in this Agreement."


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

                  2. SECTION 9.9(e) - INDEBTEDNESS AND GUARANTY OBLIGATIONS. SECTION 9.9(e) is hereby amended in full to read as follows:

                                    "(e) Permitted Subordinated Debt and Senior
                           Parent Unsecured Indebtedness in an aggregate principal amount not in excess of $400,000,000; provided, however, that the aggregate principal amount of Senior Parent Unsecured Indebtedness shall not at any time exceed $200,000,000."

                  3. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

                           (a) Counterparts of this Amendment executed by all parties hereto;

                           (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of EXHIBIT A to this Amendment;

                           (c) Written consent of the Requisite Lenders as required under Section 14.2 of the Loan Agreement in the form of EXHIBIT B to this Amendment; and

                           (d) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                  4. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

                  5. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

                  6. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

                     [THIS SPACE INTENTIONALLY LEFT BLANK -
                           SIGNATURE PAGES TO FOLLOW]


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                  IN WITNESS WHEREOF, Borrowers and the Administrative Agent
have executed this Amendment as of the date first above written by their duly authorized representatives.

                                 PALACE STATION HOTEL & CASINOS, INC.
                                 BOULDER STATION, INC.
                                 TEXAS STATION, INC.
                                 ST. CHARLES RIVERFRONT STATION, INC.
                                 KANSAS CITY STATION CORPORATION
                                 SUNSET STATION, INC.

                                 By: /s/ Glenn C. Christenson
                                     ------------------------------------
                                     Glenn C. Christenson, Vice President and
                                     Chief Financial Officer
                                     STATION CASINOS, INC.

                                 By: /s/ Glenn C. Christenson
                                     ------------------------------------
                                     Glenn C. Christenson, Executive Vice
                                     President and Chief Financial Officer

                                 BANK OF AMERICA, N.A., as Administrative
                                 Agent

                                 By: /s/  Janice Hammond
                                     ------------------------------------
                                              Janice Hammond
                                              Vice President


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                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS

                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                  Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 4 to the Loan Agreement.

                  Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.


Dated: June 28, 2000


GREEN VALLEY STATION, INC.                 SOUTHWEST GAMING SERVICES, INC.
                                           SOUTHWEST SERVICES, INC.

By: /s/  Glenn C. Christenson              By: /s/ Blake L. Sartini
    -------------------------                  ---------------------------
    Glenn C. Christenson                       Blake L. Sartini
    Vice President and                         Secretary
    Chief Financial Officer

TROPICANA STATION, INC.
SUNSET STATION LEASING
COMPANY, LLC

By: /s/  Glenn C. Christenson
    -------------------------
    Glenn C. Christenson
    Senior Vice President


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                             Exhibit B to Amendment

                               CONSENT OF LENDERS

                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.


                  The undersigned Lender hereby consents to the execution and delivery of Amendment No. 4 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated: June ___, 2000

                                            -------------------------------
                                                   [Name of Lender]

                                            By:
                                                -----------------------
                                                Name:
                                                Title:


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